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                                                                 EXHIBIT 4.07(d)

                               SECURITY AGREEMENT

                            dated as of July 21, 1995

                                 by and between

                           LDI COMPUTER RENTALS, INC.
                                 as the Grantor

                                       and

                             SOCIETY NATIONAL BANK,
                     in its capacity as the Collateral Agent


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                                TABLE OF CONTENTS


                                                                                                      Page

SECTION 1         DEFINITIONS............................................................................2
SECTION 2         GRANT OF SECURITY INTEREST; COLLATERAL.................................................9
SECTION 3         THE GRANTOR TO REMAIN LIABLE..........................................................14
SECTION 4         BANK ACCOUNTS.........................................................................14
SECTION 5         [INTENTIONALLY OMITTED]...............................................................17
SECTION 6         [INTENTIONALLY OMITTED]...............................................................17
SECTION 7         MARKING AND DELIVERY OF COLLATERAL....................................................17
SECTION 8         REPRESENTATIONS AND WARRANTIES........................................................18
SECTION 9         GENERAL COVENANTS CONCERNING COLLATERAL...............................................23
SECTION 10        COVANANTS REGARDING COLLATERAL EQUIPMENT AND
                  COLLATERAL INVENTORY..................................................................25
SECTION 11        COVENANTS REGARDING INSURANCE.........................................................26
SECTION 12        COVENANTS REGARDING ACCOUNTS AND ACCOUNTS
                  RECEIVABLE............................................................................27
SECTION 13        ADDITIONAL COVENANTS..................................................................29
SECTION 14        VOTING RIGHTS; DIVIDENDS; ETC.........................................................31
SECTION 15        COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT...........................................32
SECTION 16        THE COLLATERAL AGENT..................................................................34
SECTION 17        EVENTS OF DEFAULT.....................................................................35
SECTION 18        REMEDIES..............................................................................35
SECTION 19        INDEMNITY AND EXPENSES................................................................38
SECTION 20        SECURITY INTEREST ABSOLUTE............................................................39
SECTION 21        REGISTRATION RIGHTS...................................................................40
SECTION 22        AMENDMENTS; ETC.......................................................................41
SECTION 23        NOTICES...............................................................................41
SECTION 24        CONTINUING SECURITY INTEREST; TRANSFER OF
                  NOTES.................................................................................42
SECTION 25        GOVERNING LAW; TERMS; WAIVER OF DEFAULTS..............................................43
SECTION 26        REINSTATEMENT.........................................................................44
SECTION 27        INTERPRETATION........................................................................44
SECTION 28        WAIVER OF JURY TRIAL..................................................................45
SECTION 29        RELEASE...............................................................................46

SCHEDULES:
SCHEDULE I        MANDATORY BANK ACCOUNTS
SCHEDULE II       PERMITTED BANK ACCOUNTS
SCHEDULE III      SPECIAL PERMITTED BANK ACCOUNTS
SCHEDULE IV       INTELLECTUAL PROPERTY
SCHEDULE V        PLEDGED SHARES/PLEDGED DEBT
SCHEDULE VI       BANK ACCOUNTS
SCHEDULE VII      GRANTOR'S LOCATIONS
SCHEDULE VIII     LOCATION OF COLLATERAL
SCHEDULE IX       LEASES

EXHIBITS:
EXHIBIT I         FORM OF COLLATERAL LOCKBOX ACCOUNT LETTER
EXHIBIT II        FORM OF SWEEP AGREEMENT



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                               SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT ("Agreement") is made as of July 21, 1995 (the "Agreement Date") by LDI COMPUTER RENTALS, INC., an Ohio corporation (the "Grantor"), in favor of SOCIETY NATIONAL BANK, in its capacity as collateral agent as hereinafter provided (the "Collateral Agent").

                                    RECITALS:

                           A. The Grantor is a wholly-owned subsidiary of LDI
Corporation, a Delaware corporation (the "Borrower") and will directly and indirectly benefit from the extension of credit to the Borrower.

                           B. Pursuant to that certain Guaranty of Payment of
Debt (the "Guaranty"), dated as of the date hereof, executed by the Grantor in favor of the Lenders (as defined below), the Grantor has guaranteed the obligations of the Borrower under that certain Third Amended and Restated Credit Agreement, dated as of the date hereof (the "Third Amended and Restated Credit Agreement"), by and among the Borrower, National City Bank ("NCB") and Society National Bank ("Society"), each in its capacity as agent (individually, in such capacity, a "Co-Agent" and collectively, in such capacities, the "Co-Agents"), NCB in its capacity as Administrative Agent (the "Administrative Agent"), the various financial institutions which are parties thereto (collectively with the Co-Agents, the "Lenders").

                           C. It is a condition precedent to the effectiveness
of the Third Amended and Restated Credit Agreement that the Grantor execute and deliver this Agreement in order to, among other things, grant certain security interests in, and Liens upon, substantially all of the Grantor's assets.

                           D. Concurrently with the execution and delivery of
this Agreement, the Collateral Agent, the Borrower, the Grantor and the Lenders (together with each of the other financial institutions which are or may become parties thereto) are executing and delivering the Amended and Restated Intercreditor Agreement, dated the date hereof (as such agreement may hereafter be amended, modified, supplemented or restated, the "Intercreditor Agreement"), pursuant to which the Lenders shall, among other things, define certain of their rights and remedies with respect to the Third Amended and Restated Credit Agreement, this Agreement, that certain Second Amended and Restated Security Agreement dated as of the date hereof, by and between the Borrower and the Collateral Agent (the "Second Amended and Restated Security Agreement") and that certain Subordinated Second Amended and Restated Security Agreement, dated



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as of the date hereof, by and between the Borrower and the Collateral Agent (the
"Subordinated Second Amended and Restated Security Agreement").

                  NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants herein contained and in order to induce the Lenders to enter into the Third Amended and Restated Credit Agreement, the Grantor hereby agrees with the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent and the Co-Agents and the ratable benefit of the Lenders as follows:

SECTION 1 DEFINITIONS.

         In addition to the terms defined elsewhere herein, the following terms, shall be a part of this Agreement, and except where the context otherwise requires, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Account" shall mean any "account" as such term is defined in
         Section 1309.01(A)(15) of the UCC.

                  "Account Collateral" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Account Debtor" shall mean any "account debtor" as such term is defined in Section 1309.01(A)(1) of the UCC.

                  "Account Receivable" shall mean any right to payment arising out of, or relating to, or in connection with (a) any Account; (b) the use, sale, lease or disposition of Inventory or goods (including, without limitation, all Accounts, accounts receivable, other receivables, contract rights, Chattel Paper, Instruments, Documents, notes, and other forms of obligations now owned or hereinafter received or acquired by or belonging or owing to the Grantor, whether arising out of the sale, rental or lease of Inventory or goods); (c) any amount payable by any person to the Grantor in connection with the Grantor's purchase, acquisition or leasing of Inventory; (d) any amounts payable under any of the General Intangibles; and (e) any or all of the Grantor's rights in, to and under all purchase orders or receipts now owned or hereinafter acquired by it and all of the Grantor's rights to any goods represented by any of foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.


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                  "Administrative Agent" shall have the meaning ascribed to such term in the preamble hereto, and includes each successor who shall act as Administrative Agent.

                  "Agreement Date" shall have the meaning ascribed to such term in the preamble hereof.

                  "Applicable Law" shall mean, in respect of any person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such person, now in effect or as hereafter amended, modified, enacted or in effect, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the person in question is a party or by which it or any of its property is bound from time to time.

                  "Authorized Signatory" shall mean the president, the chief financial officer and such other specified officers or other senior personnel of the Grantor as may be duly authorized and designated in writing by resolution of the board of directors of the Grantor to execute documents, agreements, certificates and instruments on behalf of the Grantor.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

                  "Borrower" shall mean LDI Corporation, a Delaware corporation.

                  "Business Day" shall have the meaning ascribed to such term in the Third Amended and Restated Credit Agreement.

                  "Cash Equivalent Investment" shall mean overnight investment of funds in a manner and in amounts satisfactory to the Collateral Agent and the Required Lenders.

                  "Chattel Paper" shall mean any "chattel paper" as such term is defined in Section 1309.01(A)(2) of the UCC.

                  "Co-Agents" shall have the meaning ascribed to such term in Paragraph B of the Recitals, and includes each successor who shall act as a Co-Agent.

                  "Collateral" shall have the meaning ascribed to such term in
         Section 2(b) hereof.

                  "Collateral Agent" shall have the meaning ascribed to such term in the preamble hereto, and includes each successor who shall act as Collateral Agent.


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                  "Collateral Insurance Claim" shall mean any claim which
         relates to reimbursement for damage to or loss of the Collateral and arises under the insurance policies required by this Agreement, the Third Amended and Restated Credit Agreement, the Debt Documents or the Loan Documents (as defined in the Third Amended and Restated Credit Agreement).

                  "Collateral Lockbox" shall mean a Lockbox maintained by a Collateral Lockbox Bank for the purpose of receiving payments of proceeds of Collateral, or such other post office box or mailing location utilized for a similar purpose as the Grantor and a Collateral Lockbox Bank may agree upon from time to time.

                  "Collateral Lockbox Account" shall mean each account (i) designated by the Collateral Agent from time to time; (ii) maintained with a Collateral Lockbox Bank for the purposes described in this Agreement, including without limitation, the purposes set forth in
         Section 4 hereof, (iii) in which the Collateral Agent has a first priority perfected Lien; (iv) over which the Collateral Agent has exclusive control and dominion; and (v) with respect to which the Grantor has no right to withdraw funds.

                  "Collateral Lockbox Account Letters" shall mean the letters in the form and content of Exhibit I attached hereto and as more fully described in Section 4(f) hereof.

                  "Collateral Lockbox Bank" shall mean each and every Lender which maintains a Collateral Lockbox Account.

                  "Computer Hardware and Software" shall mean all computer hardware and software in all its forms (including, but not limited to, (a) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Grantor, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, mask rights, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs, whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above, including, without limitation, operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Grantor; and (d) all documentation for such hardware, software and firmware described in the preceding clauses (a), (b) and (c), whether now owned, licensed or


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         leased or hereafter acquired by the Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes).

                  "Contracts" shall mean (a) all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) relating to the Collateral, and (b) all "contract rights," as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, relating to the Collateral.

                  "Debt Documents" shall mean each and every of the following: this Agreement, the Guaranty, the Second Amended and Restated Security Agreement and the Subordinated Second Amended and Restated Security Agreement, the Third Amended and Restated Credit Agreement, the Notes, the Intercreditor Agreement, the CXC Intercreditor Agreement and the Loan Documents (as defined in the Third Amended and Restated Credit Agreement).

                  "Default" shall mean any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  "Deposit Accounts" shall mean any "deposit account" as such term is defined in Section 1309.01(A)(5) of the UCC.

                  "Documents" shall mean any "document" as such term is defined in Section 1309.01(A)(6) of the UCC.

                  "Equipment" shall mean any "equipment" as such term is defined in Section 1309.07(B) of the UCC, and include, without limitation, all machinery, equipment, furnishings, fixtures, and computers and other electronic data processing and other office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall have the meaning ascribed to such term in Section 17 hereof.

                  "Fixtures" shall mean any "fixture" as such term is defined in
         Section 1309.32 of the UCC.

                  "General Intangibles" shall mean any "general intangible" as such term is defined in Section 1309.01(A)(16) of the UCC.

                  "Grantor" shall mean LDI Computer Rentals, Inc., an Ohio corporation.


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                  "hereby," "herein," "hereof", "hereunder" and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

                  "Instruments" shall mean any "instrument" as such term is defined in Section 1309.01(A)(9) of the UCC, other than instruments or writings that constitute, or are part of a group of instruments or writings that constitute, Chattel Paper.

                  "Intercreditor Agreement" shall have the meaning ascribed to such term in Paragraph D of the Recitals.

                  "Inventory" shall mean any "inventory" as such term is defined in Section 1309.07(D) of the UCC.

                  "Lease" shall mean a lease agreement between the Grantor and any Obligor for the lease of any Equipment.

                  "Lease Collateral" shall have the meaning ascribed to such term in Section 8(j) hereof.

                  "Lease Receivable" shall mean with respect to any Lease at any time, all periodic installments of rent then or thereafter payable by the Obligor under such Lease, together with all supplemental or additional payments required by the terms of such Lease with respect to insurance, maintenance, ancillary products and services and other specific charges, excluding any such payments or charges which constitute sales or other taxes or the price for a purchase option occurring at the end of the term of such Lease.

                  "Lenders" shall have the meaning ascribed to such term in Paragraph B of the Recitals.

                  "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

                  "Lockbox" means a post office box or other mailing location maintained by a Lockbox Bank for the purpose of receiving payments made by obligors for subsequent deposit into a related Lockbox Account.

                  "Lockbox Account" means a demand deposit account or other collection account maintained with a Lockbox Bank or Collateral Lockbox Bank, as the case may be, for the purpose of depositing payments made by the obligors.


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                  "Lockbox Bank" means a bank or credit union at which a Lockbox
         Account is maintained.

                  "Mandatory Bank Account" shall mean each deposit account or other account: (a) which is maintained by the Grantor at a bank or other financial institution which is a Lender; (b) with respect to which the Grantor has executed and delivered to the Collateral Agent a duly executed Sweep Agreement; and (c) which is either (i) in the case of those deposit or other accounts identified on Schedule I attached hereto, a deposit account or other account in which the Collateral Agent has a first priority Lien, or (ii) in the case of each other deposit account or other account, a deposit account or other account in which the Collateral Agent has a first priority perfected Lien.

                  "NCB" shall mean National City Bank, in its individual capacity.

                  "Note" shall mean each promissory note executed by the Borrower pursuant to the terms of the Third Amended and Restated Credit Agreement.

                  "Obligations" shall mean any and all obligations of the Grantor under the Guaranty and any and all existing and future liabilities, indebtedness and obligations (including without limitation, all Obligations (as defined in the Third Amended and Restated Credit Agreement) including all indebtedness represented by each of the Revolving Notes and the Term Notes (both as defined in the Third Amended and Restated Credit Agreement)), and other payment obligations of the Borrower owing from time to time to each and every present or future Lender, Co-Agent or the Collateral Agent under the Third Amended and Restated Credit Agreement or any Debt Document, and to the present or future Collateral Agent under any of the Loan Documents (as defined in the Third Amended and Restated Credit Agreement), including without limitation, all fees, costs, expenses, court costs, attorneys' fees and expenses, and the like covered by any of the foregoing.

                  "Obligor" shall mean any party obligated in respect of a Lease Receivable pursuant to a Lease other than the lessor or vendor of the Inventory or Equipment covered thereby.

                  "Permitted Bank Account" shall mean each deposit account or other account: (a) which is maintained by the Grantor at a bank or other financial institution which is not a Lender; (b) with respect to which the Grantor has executed and delivered to the Collateral Agent a duly executed Sweep Agreement; and (c) which is either (i) in the case of those deposit accounts or other accounts identified on Schedule II attached hereto, a deposit account or other account in which the Collateral Agent has a first priority Lien, or (ii) in the case of each other


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         deposit account or other account, a deposit account or other account in which the Collateral Agent has a first priority perfected Lien.

                  "Permitted Lien" shall mean a Lien permitted by Section 7.2.3 of the Third Amended and Restated Credit Agreement.

                  "Pledged Debt" shall have the meaning ascribed to such term in
         Section 2(b) hereof.

                  "Pledged Shares" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Proceeds" shall mean any "proceeds" as such term is defined in Section 1309.25 of the UCC, and, in any event, shall have the broadest meaning permissible under the Ohio Uniform Commercial Code, and the Uniform Commercial Code of any other state which is deemed applicable, and shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral,
         (b) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable, whether as rents, fees, lease payments or otherwise, under or in connection with any of the Collateral.

                  "Required Lenders" shall have the meaning ascribed to such term in the Third Amended and Restated Credit Agreement.

                  "Security Collateral" shall have the meaning ascribed to such term in Section 2(b) hereof.

                  "Society" shall mean Society National Bank, in its individual capacity.

                  "Special Permitted Bank Account" shall mean those accounts (e.g., trust accounts) listed on Schedule III attached hereto.

                  "Subsidiary" means, with respect to any person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such person, by such


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         person and one or more other Subsidiaries of such person, or by one or more other Subsidiaries of such person.

                  "Sweep Agreement" shall mean an agreement between the Grantor and any depositary institution for the benefit of the Collateral Agent substantially in the form of Exhibit II attached hereto.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Ohio; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's, or any of the Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 2  GRANT OF SECURITY INTEREST; COLLATERAL.

                           (a) Grant of Security Interest; Collateral. As
security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Grantor hereby grants to the Collateral Agent for the benefit of the Collateral Agent, the Administrative Agent, each of the Co-Agents and for the ratable benefit of the Lenders, and to the Lenders, a continuing security interest in, and Lien upon, all of the Grantor's right, title and interest in, to and under the following property, whether now existing or owned or hereafter existing, acquired or arising, and wherever located (all of which are herein referred to collectively as the "Collateral"):

                              (i)    all Accounts and Accounts Receivable;

                              (ii)   all Chattel Paper;

                              (iii)  all Contracts;

                              (iv)   all Deposit Accounts;

                              (v)    all Documents;

                              (vi)   all Equipment;

                              (vii)  all Fixtures;

                              (viii) all General Intangibles;

                              (ix)   all Instruments;


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                               (x) all Inventory;

                               (xi) all of the following: all Computer Hardware and Software, each and every item of property which is subject to a Lease, warehouse racks, fork lifts, store shelving, displays, cash registers, office and other machinery, vehicles, furniture, tools and spare parts, and all parts thereof and all additions, substitutions and replacements thereof wherever located, together with all components, equipment and accessories installed thereon or affixed thereto (collectively, all of the items in this clause (x), together with the Equipment, are hereinafter referred to as the "Collateral Equipment");

                               (xii) all of the following: all goods,
         merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials and work in process therefor, finished goods thereof, Computer Hardware and Software, materials used or consumed in the manufacture or production thereof, returned or repossessed goods and data processing, communications, computer, medical diagnostic and other capital equipment and other goods leased by the Grantor, each and every item of property subject to a Lease, goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor (collectively, all of the items in this clause (xi), together with the Inventory, are hereinafter referred to as the "Collateral Inventory");

                               (xiii) all of the following: all tax refunds, corporate or other business records (including all records relating to Inventory, Accounts and Accounts Receivable), inventions, designs, blueprints, trade secrets, goodwill, licenses, franchises, customer lists, rights and claims against carriers and shippers and rights to indemnification, rights pursuant to warranties, guarantees and insurance policies, patents, copyrights, trademarks and trade names and other obligations owing to the Grantor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all rights now or hereafter existing in and to all security agreements, leases (including, but not limited to, each Lease) and other contract rights, Chattel Paper, Instruments, General Intangibles or other obligations;

                              (xiv)  all of the following:


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                                    (A) all trademarks, trade names, corporate
                  names, company names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, including, without limitation, those described in Schedule IV hereto;

                                    (B) all renewals, reissues, continuations,
                  extensions or the like of any patents, copyrights, trademarks, service marks and like protection, including, without limitation, those obtained or permissible under past, present and future laws and statutes;

                                    (C) all rights of action on account of past,
                  present and future unauthorized use of any of said inventions, copyrights, trademarks or service marks and for infringement of said patents, copyrights, trademarks or service marks and like protection;

                                    (D) the right to file and prosecute
                  applications for patents, copyrights, and for registration of trademarks and service marks on any of said inventions, copyrights, trademarks, service marks or for similar intellectual property in the United States or any other country or place anywhere in the world;

                                    (E) the entire goodwill of the businesses of
                  the Grantor connected with and symbolized by the trademarks, service marks, trade names and the other general intangibles of the Grantor; and

                                    (F) all of the Grantor's customer lists,
                  trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, confidential information, consulting agreements, engineering contracts, and all other assets which uniquely reflect the goodwill of the businesses of the Grantor to which said General Intangibles relate;

                  (xv)   all of the following:

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                                    (A) all deposit accounts of the Grantor,
                  each Lockbox Account, each Permitted Bank Account, each Mandatory Bank Account and each Collateral Lockbox Account, all cash, funds, monies and amounts required to be deposited, or deposited in, the Grantor's deposit accounts, each Collateral Lockbox Account, each Permitted Bank Account, or each Mandatory Bank Account and all certificates and instruments, if any, from time to time representing or evidencing the foregoing deposit accounts, each Collateral Lockbox Account, each Permitted Bank Account or each Mandatory Bank Account;

                                    (B) all notes, certificates of deposit,
                  checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Account Collateral; all securities (as defined in Article 8 of the UCC) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all securities (as defined in Article 8 of the UCC);

                                    (C) all interest, dividends, cash,
                  instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                                    (D) all deposits of cash, funds or monies at
                  any bank; and

                                    (E) all cash, checks, drafts, chattel paper,
                  notes and other instruments or writings for the payment of money received by the Grantor in respect of the property and interests in property described in this Section 2(a) and all investments from time to time made pursuant to Section 4 hereof (collectively, all of items in this clause (xiii) are hereinafter referred to as the "Account Collateral");

                  (xvi)  all of the following:

                                    (A) all shares (the "Pledged Shares") of
                  stock described in Part I of Schedule V and issued by the corporations named therein and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                                    (B) all indebtedness (the "Pledged Debt")
                  described in Part II of Schedule V and issued by the obligors named therein and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                                    (C) all additional shares of stock of any
                  issuer of the Pledged Shares from time to time acquired by the Grantor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares; and

                                    (D) all additional indebtedness from time to
                  time owed to the Grantor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (collectively, all of the foregoing is hereinafter referred to as the "Security Collateral");

                  (xvii) all of Grantor's books and records (including, without limitation, all computerized books and records, all computer programs or other devices related thereto, printouts, computer discs, minute books, journals, ledgers, work papers, financial statements, orders, receipts, and any correspondence and other data relating to the Grantor's business or to any transactions the Grantor has entered into, no matter how or where such records may be maintained, generated or stored) as the foregoing relates to any of the property and interests in property described in this Section 2(a); and

                  (xviii) all Proceeds of each of the foregoing property and interests in property, and all accessories to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 3 THE GRANTOR TO REMAIN LIABLE.

         Notwithstanding anything contained herein to the contrary, (a) the Grantor shall remain liable under each of the Contracts and agreements included in the Collateral to observe and perform all of its duties and obligations thereunder and the Grantor shall perform all of its duties and obligations thereunder, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any of the Contracts and agreements included in the Collateral, and (c) neither the Collateral Agent nor any Lender shall have any obligation or liability under the Contracts and agreements included in the Collateral by reason of this Agreement or the granting to the Collateral Agent of any Lien or the receipt by the Collateral Agent of any payment relating to any contract or agreement included in the Collateral. Neither the Collateral Agent nor any Lender shall be obligated in any manner to perform or fulfill any of the obligations or duties of the Grantor under any of the Contracts or agreements included in the Collateral, to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or the sufficiency of any performance by any party to such Contracts or agreements, or to take any action to collect or enforce any performance or the payment of any amounts or any claim for payment which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times.

SECTION 4 BANK ACCOUNTS.

                              (a) Types of Bank Accounts. Until all Obligations
have been paid and performed in full, the Grantor shall establish and maintain only Collateral Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts and Special Permitted Bank Accounts.

                              (b) Collateral Lockboxes and Collateral Lockbox
Accounts. The Grantor shall establish and maintain Collateral Lockboxes and Collateral Lockbox Accounts at one or more Collateral Lockbox Banks designated by the Collateral Agent from time to time, into which the Grantor shall forthwith, upon receipt, transmit and deliver for deposit in a Collateral Lockbox Account, in the form received, all cash, checks, drafts, Chattel Paper and other Instruments or writings for the payment of money, properly endorsed, where required, so that such items may be collected by the Collateral Agent, which may be received by the Grantor at any time. The Grantor shall have no right to withdraw any funds deposited in the Collateral Lockbox Accounts. Except as otherwise provided below in this paragraph, the Collateral Agent shall apply, or cause to be applied, all or any of the then balance, representing collected funds, in each of the Collateral Lockbox Accounts, toward payment of the Obligations, whether or not then due, in such amounts and in such order of application as set forth in the Third Amended and Restated Credit Agreement. The Collateral

Agent is authorized to endorse, in the name of the Grantor, any item, however received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral. Except as otherwise set forth below in paragraph (d) of this Section, any such items which constitute Collateral which may be received by the Grantor shall not be commingled with any other funds or property, but will be held in express trust for the benefit of the Collateral Agent separate and apart from the Grantor's own funds or property until delivery is made to the Collateral Agent. The Collateral Agent is hereby entitled to notify each financial institution at which any of the Grantor's Collateral Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts, or deposit accounts are located and on which the Collateral Agent has a Lien, to immediately remit the balance in such accounts to the Collateral Agent to be deposited in a Collateral Lockbox Account as directed by the Collateral Agent.

         (i) The Collateral Agent may invest or reinvest, or cause to be invested or reinvested, to the extent practicable, monies on deposit in any or all Collateral Lockbox Accounts in a Cash Equivalent Investment.

         (ii) The Collateral Agent shall have no liability for any loss of principal or failure to achieve any minimum return, absent gross negligence or willful misconduct on the part of the Collateral Agent. Any interest or other income earned on amounts in any Collateral Lockbox Account shall be held by the Collateral Agent as Collateral to secure the Obligations, including without limitation, the Grantor's Obligations and shall be applied in accordance with Section 4(b) hereof. Income tax on all interest earned on amounts in the Collateral Lockbox Account shall be payable solely by the Grantor.

                              (c) Location of Mandatory Bank Accounts. Each
Mandatory Bank Account shall be maintained with a Lender.

                              (d) Collateral Agent Powers. The Grantor hereby
transfers to the Collateral Agent the exclusive dominion and control of each of the Collateral Lockbox Accounts and all funds from time to time therein.

                              (e) Bank Accounts; Collateral Lockbox Account
Letters. With respect to each Mandatory Bank Account and each Permitted Bank Account in existence on the Agreement Date, other than those listed on Schedules I and II attached hereto, the Grantor has taken and has caused to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such account a first priority perfected Lien in favor of the Collateral Agent and the Grantor has executed and delivered or will execute and deliver to the Collateral Agent no later than five (5) Business Days after the Agreement Date a duly executed Sweep Agreement with respect to each such Mandatory Bank Account and Permitted Bank Account. With respect to each Mandatory Bank

Account and Permitted Bank Account listed on Schedules I and II attached hereto, the Grantor has taken and has caused to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such account a first priority Lien in favor of the Collateral Agent and the Grantor has executed and delivered or will execute and deliver to the Collateral Agent no later than five (5) Business Days after the Agreement Date a duly executed Sweep Agreement with respect to each such Mandatory Bank Account and Permitted Bank Account. With respect to each and every other Mandatory Bank Account, the Grantor agrees to take, and cause to be taken, all actions necessary or as requested by the Collateral Agent to create and maintain in each such Mandatory Bank Account a first priority perfected Lien in favor of the Collateral Agent and to execute and deliver to the Collateral Agent a duly executed Sweep Agreement with respect to each such account prior to the creation of each such account. With respect to each Collateral Lockbox Account in existence on the Agreement Date maintained at a financial institution other than the Collateral Agent, the Grantor has delivered to the Collateral Agent duly executed Collateral Lockbox Account Letters in the form of Exhibit I attached hereto (the "Collateral Lockbox Account Letters"). The Grantor agrees to execute and deliver, and cause to be executed and delivered, such additional Collateral Lockbox Account Letters as the Collateral Agent may request.

                              (f) Account Debtors. The Grantor has instructed
each and every existing Account Debtor, and hereby agrees to, at the Grantor's expense, immediately instruct each new Account Debtor, to make all payments due or to become due, or to continue to make all payments due or to become due, as the case may be, subject to the terms and conditions hereof, to the Collateral Lockboxes for deposit in the Collateral Lockbox Accounts.

                              (g) Authorization. The Grantor hereby authorizes
the Collateral Agent to notify each Collateral Lockbox Bank of the Collateral Agent's exclusive control of and dominion over the Collateral Lockbox Accounts maintained at such Collateral Lockbox Bank and the Grantor agrees to execute and deliver from time to time to the Collateral Lockbox Banks such documents, agreements and writings as the Collateral Agent may reasonably request including, without limitation, Collateral Lockbox Account Letters.

                              (h) Bank Accounts. Attached hereto as Schedule VI
is a true, complete, correct and accurate listing of each of the Grantor's Lockboxes, Lockbox Accounts, Mandatory Bank Accounts, Permitted Bank Accounts, Deposit Accounts, deposit accounts, Collateral Lockboxes, Collateral Lockbox Accounts, Special Permitted Bank Accounts and other deposit accounts and other accounts existing as of the Agreement Date.

                              (i) Maximum Permitted Amount. The Grantor shall
not at any time maintain in any bank account, a balance in excess of One Million Dollars ($1,000,000).

SECTION 5 [INTENTIONALLY OMITTED].

SECTION 6 [INTENTIONALLY OMITTED].

SECTION 7 MARKING AND DELIVERY OF COLLATERAL.

                  (a) Marking of Collateral. The Grantor shall: (i) promptly mark conspicuously each Instrument and each item of Chattel Paper and each Contract with the following legend: "This writing and the obligations evidenced or secured hereby are subject to a first priority security interest of Society National Bank, as the Collateral Agent" (or an abbreviation thereof satisfactory to the Collateral Agent), and (ii) ensure that each item of Chattel Paper is evidenced by one and only one, if any, executed original document.

                  (b) Upon Event of Default. Following the occurrence of any Event of Default, upon the request of the Collateral Agent, all certificates and Chattel Paper (including, without limitation, all instruments, contracts, documents and agreements executed or delivered in connection therewith, including, without limitation, all equipment schedules, certificates of title, financing statements, insurance certificates, bills of sale, collateral assignments of leases, purchase agreement assignments and mortgagee/landlord waivers) representing or evidencing any of the Collateral, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 8          REPRESENTATIONS AND WARRANTIES.

         The Grantor represents and warrants to the Collateral Agent as follows:

                              (a)    Location of Business and Collateral.

                              (i) The Grantor's principal place of business, chief executive office and books and records are located at 4770 Hinckley Industrial Parkway, Cleveland, Ohio 44109. As of the Agreement Date, each of the Grantor's offices, warehouses (whether owned or leased) and each other of the Grantor's locations are identified on
         Schedule VII attached hereto. The Grantor will not change such principal place of business, chief executive office or the location of its books and records relating to the Collateral. In no event shall the books and records relating to the Collateral be relocated to anywhere outside the continental United States. As of the Agreement Date, the Grantor uses no trade name other than its actual name. After the Agreement Date, Grantor will not do business under any other trade name, unless it has given twenty (20) days' prior written notice thereof to the Collateral Agent and taken such action as is necessary and as is reasonably requested by the Collateral Agent or any Lender to cause the Lien of the Collateral Agent in the Collateral to continue to be perfected.

                              (ii) All of the Collateral Equipment and
         Collateral Inventory are located at the places specified on Schedule VIII (as updated in accordance with Section 10(d) hereof). The office where the Grantor keeps its records concerning the Accounts, Accounts Receivable and all Chattel Paper that evidences Collateral, is located at 4770 Hinckley Industrial Parkway, Cleveland, Ohio 44109. No Account in excess of One Thousand Dollars ($1,000) or in the aggregate amount of Fifty Thousand Dollars ($50,000) and no Account Receivable in excess of One Thousand Dollars ($1,000) or in the aggregate amount of Fifty Thousand Dollars ($50,000) is evidenced by a promissory note or other instrument which has not been delivered to the Collateral Agent in accordance with Section 9(b) hereof.

                              (b) Pledged Shares. The Pledged Shares have been
duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of each issuer thereof, and there are no warrants, options or other rights to acquire any of the capital stock of any issuer of Pledged Shares. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                              (c) Ownership/Title to Collateral. The Grantor is
the legal and beneficial owner of the Collateral free and clear of any Lien, security interest, option, charge or encumbrance except for Permitted Liens and the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or as permitted under the Third Amended and Restated Credit Agreement. The Grantor owns each of the patents, trademarks, copyrights, licenses and other intellectual property included in the Collateral.

                              (d) Possession. The Grantor has exclusive
possession and control of the Collateral Equipment and Collateral Inventory owned by it other than Collateral Inventory subject to a Lease entered into in the ordinary course of business, naming the Grantor as lessor, Collateral Inventory in transit and Collateral Inventory shipped directly to the Grantor's vendees or lessees by the Grantor's vendors in the ordinary course of the Grantor's business.

                              (e) Collateral. The pledge and delivery of the
Pledged Shares, the Pledged Debt and any other securities (as defined in Article 8 of the UCC) pursuant to this Agreement creates a valid, continuing, and perfected first priority Lien upon the Security Collateral and any other securities (as defined in Article 8 of the UCC) in favor of the Collateral Agent. This Agreement creates and maintains a valid and continuing Lien upon the Collateral in favor of the Collateral Agent which is, except for those accounts and deposit accounts set forth on Schedules I and II, a perfected Lien and which is a first priority Lien. Appropriate financing statements have been filed in all jurisdictions necessary to create and maintain a first priority Lien which is, except for those accounts and deposit accounts set forth on Schedules I and II, a perfected security interest and Lien.

                              (f) Approval; Consents. No authorization, approval
or other action by, and no notice to or filing with (other than the filings and deliveries referred to in this Agreement) any governmental authority or regulatory body is required for the (i) creation or perfection by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral, pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                              (g) Accounts, Accounts Receivables and General
Intangibles. With respect to each of the Accounts, the Accounts Receivable and the General Intangibles, and the Documents evidencing the underlying obligations, the Collateral Agent may rely on all statements or representations made by the Grantor on or with respect to any schedule of accounts furnished to the Collateral Agent by the Grantor and, unless otherwise indicated in writing by the Grantor, that:

                              (i) They are genuine, are in all material respects what they purport to be, are not evidenced by a judgment and are evidenced by one and only one, if any, executed original Instrument, which has been delivered to the Collateral Agent;

                              (ii) Except for disputes in the ordinary course of business, they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                              (iii) The face amounts shown on any such schedule of accounts provided to the Collateral Agent and all invoices and statements delivered to the Collateral Agent with respect to any Account, Account Receivable and the General Intangibles are actually and absolutely owing to the Grantor and are not contingent for any reason, except for disputes and non-material errors arising in the ordinary course of business;

                              (iv) To the best of the Grantor's knowledge, there are no set-offs, counterclaims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances allowed by the Grantor in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face amount of the invoices to which such discounts or allowances relate;

                              (v) To the best of the Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the invoice face amount shown on any schedule of Accounts, Accounts Receivable and General Intangibles furnished to the Collateral Agent and on all contracts, invoices and statements delivered to the Collateral Agent with respect thereto;

                              (vi) Such Accounts, Accounts Receivable and the General Intangibles are not subject to any Lien, except those of the Collateral Agent and Permitted Liens;

                              (vii) The Collateral giving rise to the Accounts, Accounts Receivable and the General Intangibles is not, and was not at the time of the sale thereof, subject to any Lien or claim, except the Lien of the Collateral Agent and Permitted Liens;

                              (viii) To the best of the Grantor's knowledge, there is no fact or circumstances which would impair the validity or collectability of any Account or any Account Receivable;

                              (ix) To the best of the Grantor's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any materially adverse effect upon the Grantor; and

                              (x) No Collateral is under consignment to or from any person.

Notwithstanding anything contained in this Section 8(g) to the contrary, the Grantor shall not be deemed to have violated the representations and warranties contained in this Section 8(g) if items (i) through (x) above, collectively, are untrue at any time with respect to Accounts, Accounts Receivable and General Intangibles, with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

                              (h) Authorization; Enforceability. This Agreement
and each of the Debt Documents to which the Grantor is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency or any other similar laws of general application affecting enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies.

                              (i) Solvency. The Grantor is now, and after
consummation of the transactions contemplated by this Agreement and each Debt Document (i) will be solvent and able to pay its debts as they mature; (ii) will be the owner of assets the fair saleable value of which is greater than the amount necessary to repay the obligations thereunder, and (iii) will have capital which is not unreasonably small in relation to its business. The Grantor is not insolvent (as that term is defined in the Bankruptcy Code) and will not be rendered insolvent by the execution, delivery or performance of this Agreement or, the other Debt Documents, or the consummation of the transactions contemplated hereby and thereby. The Grantor has not made a general assignment for the benefit of its creditors. No proceeding has been instituted by or against the Grantor alleging that the Grantor is insolvent or unable to pay its debts as they mature. The Grantor does not presently contemplate the commencement of a general assignment for the benefit of creditors nor the filing of any proceeding under any provisions of the Bankruptcy Code.

                              (j) Leases. Attached hereto as Schedule IX, is a
true, correct, complete and accurate list of each of the Leases and all Chattel Paper subject to the

Collateral Agent's Lien (collectively, each Lease and all Chattel Paper subject to the Collateral Agent's Lien, "Lease Collateral") in effect as of the Agreement Date, each of which is in full force and effect. The Grantor shall promptly notify the Collateral Agent if it believes or has been notified by any person that any Lease Collateral is no longer in full force and effect, except for the expiration or termination of a Lease in accordance with its stated terms. With respect to the Lease Collateral in existence from time to time: (i) each item of Lease Collateral is valid, enforceable in accordance with its terms and in full force and effect; (ii) the Grantor is the sole holder of the rights and interests ascribed to the Grantor under each item of Lease Collateral and has full power and authority to assign, transfer and set over the same and to grant to and confer upon the Collateral Agent the rights, interests, powers and authorities granted and conferred under this Agreement to the Collateral Agent;
(iii) the Grantor has observed and performed all covenants and obligations under each item of Lease Collateral, required to be performed by the Grantor and the Grantor shall observe and perform all of the covenants under each item of Lease Collateral; (iv) all representations and warranties of the Grantor contained in each item of Lease Collateral are true, complete, correct and accurate in all material respects; (v) the Grantor has no knowledge of any facts which impair the validity or enforceability of any item of Lease Collateral; (vi) the Grantor will not modify, waive or amend in a manner adverse to the Grantor, nor consent to such modification, waiver or amendment of, any item of Lease Collateral, without the Collateral Agent's prior written consent; and (vii) each item of Lease Collateral originated by the Grantor is not and does not have the potential of being, subject to any offset, counterclaim or other defense on the part of the applicable lessee or to any claim on the part of such lessee denying liability thereunder in whole or in part: with respect to each item of Lease Collateral not originated by the Grantor, the Grantor agrees to use its best efforts to ensure that each item of Lease Collateral is not, and does not have the potential of being, subject to any offset, counterclaim or other defense on the part of the applicable lessee or to any claim on the part of such lessee denying liability thereunder in whole or in part. Notwithstanding anything contained in this Section 8(j) to the contrary, Grantor shall not be deemed to have violated the representations and warranties contained in the immediately preceding sentence if items (i) through (vii), collectively, are untrue at any time with respect to Lease Collateral with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

                              (k)    Inventory.  With respect to the Collateral
Inventory:

                              (i) Each item of Inventory is classified as Inventory under the UCC;

                              (ii) Each item of Collateral Inventory certified by the Grantor in any Borrowing Base Certificate (as such term is defined in the Third Amended and Restated Credit Agreement) is

         Eligible Uncommitted Inventory or Eligible Committed Inventory (as such terms are defined in the Third Amended and Restated Credit Agreement) and was either new when purchased or acquired by the Grantor or is designated as used equipment in the Borrowing Base Certificate; and

                              (iii) Except for necessary repairs and servicing, each item of Collateral Inventory which is not leased is located only at the location for such item of Inventory set forth herein.

Notwithstanding anything contained in this Section 8(k) to the contrary, Grantor shall not be deemed to have violated the representations and warranties contained in this Section 8(k) if items (i) through (iii) above, collectively, are untrue at any time with respect to Collateral Inventory with an aggregate value not in excess of Twenty-Five Thousand Dollars ($25,000).

SECTION 9 GENERAL COVENANTS REGARDING COLLATERAL.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                              (a) Financing Statements, Etc. Concurrently with
the execution and delivery of this Agreement, and from time to time thereafter promptly following the request of the Collateral Agent, the Grantor shall take any and all actions necessary and as reasonably requested by the Collateral Agent or any of the Lenders to maintain the first priority perfected security interest and Lien on the Collateral in favor of the Collateral Agent, and the Grantor agrees to execute and deliver to the Collateral Agent such documents as may be necessary to perfect and maintain perfected the Collateral Agent's first priority continuing security interest in and Lien thereon and on the Collateral. The Grantor will join with the Collateral Agent in the execution and filing of such financing statement or statements and the like, in the form and content reasonably required by the Collateral Agent. The Grantor will execute and file in the appropriate jurisdictions such financing statements and other documents necessary and as reasonably requested by the Collateral Agent or any Lender to create and maintain the Grantor's first priority perfected security interest in and Lien on all property subject to a Lease. The Grantor will pay all costs of filing any financing, continuation or termination statements, or other filings with respect to the Liens created by this Agreement, together with all costs and expenses of any Lien search reasonably required by the Collateral Agent during the term hereof.

                              (b) Further Assurances. At any time and from time
to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and docu-ments and take such further action as the Collateral Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any Lease or Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens granted hereby, transferring Collateral to the Collateral Agent's possession (if a Lien in such Collateral can be perfected by possession). The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law.

                              (c) Statements and Schedules. The Grantor will
furnish to the Collateral Agent from time to time statements, schedules and any other information further identifying and describing the Collateral and such reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                              (d) Compliance with Laws. The Grantor will neither
use the Collateral, nor permit the Collateral to be used, for any unlawful purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Collateral. The Grantor will comply with, or cause to be complied with, at all times and in all material respects, all statutes, laws, ordinances and regulations of the United States, the State of Ohio, and of all other governmental, regulatory, or judicial bodies applicable to the use, operation, maintenance, overhauling, or condition of the Collateral, or any part thereof, and with all requirements under any licenses, permits, or certificates relating to the use or operation of the Collateral which are issued to the Grantor or to any other person having operational control of the Collateral; provided, however, that the Grantor may, in good faith and by appropriate legal or other proceedings, contest the validity of any such statutes, laws, ordinances or regulations, or the requirements of any such licenses, permits, or certificates, and pending the determination of such contest may postpone compliance therewith, unless the rights of the Collateral Agent hereunder are or may be materially adversely affected thereby.

                              (e) Identification of Leases and Chattel Paper.
The Grantor shall deliver to the Collateral Agent a revised Schedule IX (i) prior to the occurrence of an Event of Default, on or prior to the tenth (10th) day of each calendar month, and (ii) following the occurrence of an Event of Default, as requested by the Collateral Agent or any Lender but no less frequently than once a month, on or prior to the tenth (10th) Business Day of each calendar month. The failure of the Grantor to execute and deliver such schedule shall not affect or limit the Collateral Agent's Lien or other rights in and to the Lease Collateral.

SECTION 10 COVENANTS REGARDING COLLATERAL EQUIPMENT AND COLLATERAL INVENTORY.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                              (a) Location of Collateral Equipment. The Grantor
shall keep the Collateral Equipment at the places specified in Section 8(a) hereof and keep the Collateral Inventory at the places specified in such Section 8(a) and Section 10(d) hereof or, with respect to Collateral Equipment, upon thirty (30) days' prior written notice to the Collateral Agent, at such other places in a jurisdiction in which all action required by Section 9 hereof shall have been taken with respect to the Collateral Equipment.

                              (b) Maintenance of Collateral Equipment and
Collateral Inventory. The Grantor shall cause each item of the Collateral Equipment and Collateral Inventory to be maintained and preserved or cause the lessee thereof to maintain and preserve the Collateral Equipment in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall, (i) make or cause to be made all repairs, replacements, and other improvements thereto that are necessary or desirable to such end only by qualified personnel who are trained in the repair and maintenance of such item, and (ii) deliver any and all proceeds, subject to the terms of the lease, received in the case of any loss or damage to the Collateral Agent (who shall deposit the same in a Collateral Lockbox Account). In addition to the provisions set forth in Section 11 hereof, upon the request of the Collateral Agent, the Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of the Collateral Equipment.

                              (c) Payment of Taxes. The Grantor shall pay
promptly when due or cause the lessee to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral Equipment and Collateral Inventory, except to the extent the validity thereof is being contested in good faith as permitted pursuant to the Third Amended and Restated Credit Agreement.

                              (d) Location of Collateral Inventory. The Grantor
shall update Schedule VIII of this Agreement with a written schedule describing the location of all Collateral Inventory (i) prior to the occurrence of an Event of Default, on or prior to the tenth (10th) day of each calendar month, and (ii) following the occurrence of an Event of Default, as requested by the Collateral Agent or any Lender but no less frequently than once a month, on or prior to the tenth (10th) Business Day of each calendar month. The failure of the Grantor to execute and deliver such schedule shall not affect or limit the Collateral Agent's security interest or Lien or other rights in and to the Collateral Inventory.

SECTION 11 COVENANTS REGARDING INSURANCE.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                              (a) Maintenance of Insurance. The Grantor shall,
at its own expense, maintain insurance, or cause any lessee to insure, with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent and the Required Lenders from time to time. Each such policy maintained by Grantor, and, if requested by the Collateral Agent as directed by the Required Lenders, each such policy maintained by any lessee, shall in addition (i) name the Collateral Agent as an additional insured party and loss payee thereunder (without any representation or warranty by or obligation upon the Collateral Agent) pursuant to certificates in form and substance satisfactory to the Collateral Agent, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, (iv) with respect to insurance maintained by the Grantor, provide that at least thirty (30) days' prior written notice of any proposed termination, cancellation, lapse or nonrenewal shall be given to the Collateral Agent by the insurer, and (v) with respect to insurance maintained by a lessee of the Grantor, the Grantor shall use its best efforts to comply with the preceding clause (iv). The Grantor shall deliver to the Collateral Agent original or duplicate policies of such insurance and certificates of insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Grantor shall deliver to the Collateral Agent from time to time, as the Collateral Agent may reasonably request, schedules setting forth all insurance maintained by the Grantor then in effect.

                              (b) Grantor to Take Required Action. The Grantor
shall, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of the insurance policies described in paragraph (a) in order to comply with the requirements of Section 9 above and shall cause the insurer(s) to acknowledge notice of such assignment. The Grantor shall take all such action as the insurer(s) providing such insurance shall require if the failure to do so would cause the insurance policy(ies) to be cancelled or the coverage thereunder adversely modified.

                              (c) Notice of Claims. The Grantor shall notify the
Collateral Agent of any single Collateral Insurance Claim known or which should have been known to the Grantor which exceeds One Hundred Thousand Dollars ($100,000) or any Collateral Insurance Claims known or which should have been known to the Grantor which, in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000) in any one (1) calendar year.

                              (d) Deposit of Proceeds. All amounts paid with
respect to any Collateral Insurance Claim shall be deemed to constitute Proceeds and shall be deposited only in the Collateral Lockbox Accounts. In the event that the applicable lease agreement requires that amounts paid with respect to Collateral Insurance Claims be used to purchase replacement Collateral Equipment, upon the request of the Grantor and receipt by the Collateral Agent of evidence satisfactory to the Collateral Agent that such purchase is so required, the Collateral Agent, prior to the occurrence of an Event of Default, may release such Proceeds in order to purchase such replacement Collateral Equipment.

                              (e) Settlement of Claims and Release of Proceeds.
At any time prior to the occurrence or existence of an Event of Default, the Grantor shall have the right to negotiate and settle only those Collateral Insurance Claims less than Two Hundred Fifty Thousand Dollars ($250,000); with respect to all other Collateral Insurance Claims and at any time from and after the occurrence or existence of an Event of Default, the Collateral Agent shall have full right and power (pursuant to the power of attorney contained herein) to negotiate, settle and compromise any Collateral Insurance Claim, at the direction of the Required Lenders. Except as set forth in clause (d) above, all policy proceeds paid by the insurer(s) relating to any such Collateral Insurance Claim shall be deposited into a Collateral Lockbox Account.

SECTION 12 COVENANTS REGARDING ACCOUNTS AND ACCOUNTS RECEIVABLE.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                              (a) Records. The Grantor shall keep its chief
place of business and chief executive office and the office where it keeps its books and records concerning the Accounts and Accounts Receivable, and the original copies of all Chattel Paper that evidences Collateral, at the location therefor specified on Schedule VIII attached hereto or, upon twenty (20) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction in which all actions required by Section 9 above shall have been taken with respect to the Collateral.

                              (b) Notice to Account Debtors. The Grantor hereby
authorizes the Collateral Agent, at any time or times after an Event of Default, to notify, any or all Account Debtors that the

Accounts and Accounts Receivable have been assigned to the Collateral Agent, and that the Collateral Agent has a Lien therein and to direct such Account Debtors to make all payments due or to become due from them to the Grantor directly to a Collateral Lockbox Account designated by the Collateral Agent from time to time. Any such notice, in the Collateral Agent's sole discretion, may be sent on the Grantor's stationery, in which event the Grantor shall co-sign such notice with the Collateral Agent.

                              (c) Verifications. The Collateral Agent shall have
the right to make test verifications of the Accounts and Accounts Receivable and physical verifications of the Collateral in any manner and through any commercially reasonable medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Collateral Agent may require in connection therewith. Prior to an Event of Default, the Collateral Agent shall give reasonable advance notice of any such verification (which shall be during business hours to the extent possible) if such activities include a visit to any of the Grantor's business locations. At any time after an Event of Default, the Grantor at its expense will cause certified independent public accountants satisfactory to the Collateral Agent to prepare and deliver to the Collateral Agent at any time and from time to time promptly upon the Collateral Agent's request in form and substance satisfactory to the Collateral Agent such information pertaining to the Accounts and Accounts Receivable, including statements and schedules further identifying and describing the Collateral and such other reports (in addition to all reports required by the Guaranty and the Third Amended and Restated Credit Agreement) in connection with the Collateral as the Collateral Agent may reasonably request from time to time, all in reasonable detail.

                              (d) Limitations on Modifications of Accounts.
Until such time as the Collateral Agent, at the direction of the Required Lenders, shall notify the Grantor of the revocation of such power and authority, the Grantor may grant any extension of the time of payment of any of the Accounts, Accounts Receivable, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, and allow any credit or discount.

                              (e) Schedule of Accounts and Accounts Receivable.
On or prior to the tenth (10th) day of each calendar month, the Grantor shall provide the Collateral Agent with schedules describing all Accounts and Accounts Receivable created or acquired by it and shall execute and deliver confirmatory written assignments of such Accounts and Accounts Receivable to the Collateral Agent; provided, however, that the failure of the Grantor to execute and deliver such schedules and/or assignments describing all Accounts and Accounts Receivable to the Collateral Agent shall not affect or limit the Collateral Agent's or any Lender's security interest or other rights in and to the Accounts and Accounts Receivable. Together with each schedule, the Grantor shall furnish, upon request of the Collateral Agent, following the occurrence of a Default or an Event of Default, copies of customers' invoices or the equivalent, and, upon request therefor, copies of original shipping or delivery receipts for all merchandise sold and such other documents as the Collateral Agent may require. The Grantor will not re-date any invoice or sale or make sales on extended dating beyond that customary in its industry. If the Grantor becomes aware of anything materially detrimental to the material credit of any of its customers in the possession of material Collateral, it will promptly advise the Collateral Agent thereof.

SECTION 13 ADDITIONAL COVENANTS.

         The Grantor covenants and agrees with the Collateral Agent that from and after the Agreement Date and until the Obligations are fully satisfied:

                              (a) No Transfer of Collateral. The Grantor shall
not:

                              (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or attempt to contract to do so, except (A) Collateral Inventory and that portion of Collateral Equipment consisting of property subject to a Lease, in the ordinary course of business (and provided that the Proceeds thereof are promptly deposited into a Collateral Lockbox Account designated by the Collateral Agent from time to time) and (B) as permitted under the Guaranty or the Third Amended and Restated Credit Agreement; or

                              (ii) take any action that would directly or indirectly impair the value of the interest or rights of the Grantor or the Collateral Agent in such Collateral;

                              (b) Proceeds of Sale. In the event the Grantor
transfers, sells, leases, conveys, disposes of or grants any warrants or options with respect to any of the Collateral outside of the ordinary course of business pursuant to clause (a)(i)(B) above (collectively, a "Transfer"), the Grantor covenants and agrees that it shall (i) in the event the proceeds from such Transfer aggregate in excess of One Hundred Thousand Dollars ($100,000), require that the transferee of such Transfer wire such proceeds directly to an appropriate Collateral Lockbox Account or (ii) in the event the proceeds from such Transfer aggregate One Hundred Thousand Dollars ($100,000) or less, promptly deposit all such proceeds into an appropriate Collateral Lockbox Account. No consent to any Transfer hereunder shall be deemed to have been given by the Collateral Agent until the proceeds from such Transfer are actually received in a Collateral Lockbox Account.

                              (c) Pledged Shares. The Grantor will (i) cause
each issuer of the Pledged Shares not to issue any stock or other


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

securities in addition to or in substitution for the Pledged Shares issued by the issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon the Grantor's acquisition directly or indirectly thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                              (d) Payment of Obligations. The Grantor will pay
promptly when due all charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), unless the same are being diligently contested in good faith and for which reserves or appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor.

                              (e) Limitation of Liens on Collateral. The Grantor
will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens and will defend the right, title and interest of the Collateral Agent in and to any of the Grantor's rights in or under the Collateral against the claims and demands of all persons whomsoever.

                              (f) Compliance with Terms. The Grantor will
perform and comply with all obligations in respect of the Accounts, Accounts Receivable, Chattel Paper, Contracts and all other agreements to which it is a party or by which it is bound.

                              (g) Further Indemnification. The Grantor agrees to
pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                              (h) Maintenance of Records. The Grantor will keep
and maintain at its own cost and expense satisfactory and complete records of the Collateral in the ordinary course of business, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby. The Grantor agrees that the Collateral Agent shall have the right, upon the occurrence of an Event of Default, without prior notice, to require the Grantor to turn over physical possession of, or to make available any such books and records to the Collateral Agent or to its representatives on demand of the Collateral Agent. Prior to the occurrence of an Event of Default, the Grantor shall permit any representative of the Collateral Agent to inspect such books and records during normal business hours at reasonable times and will provide photocopies thereof to the Collateral Agent and such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice and during regular business hours, the Collateral Agent and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                              (i) Special Collateral. Promptly upon the
Grantor's receipt of that portion of the Collateral (other than Chattel Paper) which is or becomes evidenced by an agreement, writing, Instrument and/or Document, including, without limitation, promissory notes, securities (as defined in Article 8 of the UCC), trade acceptances, documents of title and warehouse receipts, but excluding Leases which are or become Chattel Paper, the Grantor shall deliver the original thereof to the Collateral Agent, together with appropriate endorsements, stock powers or other specific evidence (in form and substance acceptable to the Collateral Agent) of assignment thereof to the Collateral Agent; provided, however, that the Grantor may deposit such Instruments only in a Collateral Lockbox Account designated by the Collateral Agent from time to time.

                              (j) Performance by the Collateral Agent of the
Grantor's Obligation. If the Grantor fails to perform or comply with any of its covenants or agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such covenants or agreements, the reasonable expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon from the date paid or incurred by the Collateral Agent until paid in full at the interest rate determined in accordance with Section 2.4(a) of the Third Amended and Restated Credit Agreement then in effect in respect of the Revolving Loans (as defined in the Third Amended and Restated Credit Agreement), shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

SECTION 14 VOTING RIGHTS; DIVIDENDS; ETC.

                              (a) Upon Event of Default. So long as no Event of
Default shall have occurred which has not been waived in accordance with the provisions of the Guaranty and the Third Amended and Restated Credit Agreement:

                              (i) the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof owned by it for any purpose not inconsistent with the terms of this Agreement, the Guaranty or the Third Amended and Restated Credit Agreement; provided, however, that the Grantor shall not exercise or shall refrain from exercising any such right if, in the Collateral Agent's judgment, such action or inaction would have a material adverse effect on the value of the Security Collateral or any part thereof; and, provided, further, that the Grantor shall give the Collateral Agent at least five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; and

                              (ii) the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that they are entitled to exercise pursuant to paragraph (i) above.

                              (b) After Event of Default. Upon the occurrence of
an Event of Default, and after notice to the Grantor by the Collateral Agent, all rights of the Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

SECTION 15 COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

                              (a) Appointment of Collateral Agent. The Grantor
hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as the Grantor's attorney-in-fact, with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to enforce its rights and remedies hereunder, including, without limitation:

                              (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11 hereof;

                              (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                              (iii) to receive, indorse, and collect any drafts or other instruments, documents and Chattel Paper, in connection with clauses (i) or (ii) above;

                              (iv) following the occurrence of an Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

                              (v) to receive, indorse and collect all
         instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Security Collateral or any part thereof and to give full discharge for the same;

                              (vi) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

                              (vii) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral and to settle, compromise or adjust any suit, action or proceeding described in this Section 15 and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and

                              (viii) to make any agreement with respect to or otherwise deal with, and, after the occurrence of an Event of Default, to sell, transfer, or pledge, any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests and liens therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

                              (b) Ratification of Actions. The Grantor hereby
ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 15 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

                              (c) Duties of Collateral Agent. The powers
conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its past, present or future officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                              (d) Additional Authority Upon Event of Default.
The Grantor also authorizes the Collateral Agent, at any time or times after the occurrence of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto, and (ii) to execute, in connection with the sale provided for in Section 18 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 16 THE COLLATERAL AGENT.

         Pursuant to the Third Amended and Restated Credit Agreement and the Intercreditor Agreement, Society has been appointed Collateral Agent hereunder. The Collateral Agent acts with the authorization of and at the direction of the Required Lenders, as more fully described in the Third Amended and Restated Credit Agreement and the Intercreditor Agreement. Except as set forth in Section 6 hereof, the Collateral Agent shall only release its Lien on Collateral as authorized and directed in writing by the Required Lenders. The Collateral Agent is authorized by the Lenders to, among other things, execute in its capacity as Collateral Agent for the Lenders, the Sweep Agreements.

                              (a) Neither the Collateral Agent nor any of its
past, present or future directors, agents, officers, employees or attorneys shall be liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken in accordance with this Agreement or any Debt Documents (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with gross negligence or willful misconduct. Without limiting the foregoing, neither the Collateral Agent nor any of its past, present or future directors, officers, agents, employees or attorneys shall be responsible for, or have any duty to examine, ascertain, or inquire about (A) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (x) this Agreement, or (y) any document or instrument furnished pursuant to or in connection with this Agreement, including the Grantor's books and records, (B) the collectability of any amounts owed by the Grantor, (C) any recitals or statements or representations or warranties in connection with this Agreement or any of the Debt Documents, (D) any failure of any party to this Agreement or any Debt Documents or any Lender to receive any communication sent to the notice address specified in Section 23 hereof, or (E) the assets, liabilities, financial condition, result of operations, business or creditworthiness of the Grantor.

                              (b) The Collateral Agent shall be deemed to have
exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Grantor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                              (c) no provision of this Agreement shall require
the Collateral Agent to extend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 17 EVENTS OF DEFAULT.

         The occurrence of one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Grantor shall fail or neglect to perform, keep or observe any of its agreements, covenants or obligations hereunder and such failure or neglect shall continue for ten (10) days after such performance or observance is due hereunder;

                  (b) any statement, representation or warranty made by the Grantor is not true, correct, complete and accurate in any material respect when made;

                  (c) an Event of Default as defined in any of the Debt Documents shall have occurred; or

                  (d) the Grantor shall fail to deliver to the Collateral Agent the Sweep Agreements required pursuant to Section 4(f) hereof.

SECTION 18 REMEDIES.

         After the occurrence of an Event of Default which has not been waived in accordance with the terms of the Guaranty and the Third Amended and Restated Credit Agreement:

                              (a) Set-Off.

                              (i) As additional security for the payment and performance of the Obligations, the Collateral Agent shall have a general right of set-off and banker's lien under applicable law against all of the Grantor's respective property and interests in property now or from time to time hereafter in the possession, custody or control of Society in any capacity or any of the Co-Agents including without limitation, the Mandatory Bank Accounts, or any other Deposit Account of any type maintained from time to time by the Grantor with the Collateral Agent or any other Lender. The Collateral Agent may, and is hereby authorized by the Grantor to, at any time and from time to time, to the fullest extent permitted by Applicable Law, without advance notice to the Grantor (any such notice being expressly waived by the Grantor), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Collateral Agent or any Lender to or for the credit or the account of the Grantor against any or all of the Obligations of the Grantor now or hereafter existing whether or not such Obligations have matured and irrespective of whether or not Collateral Agent has exercised any other rights that it has or may have with respect to such Obligations, including, without limitation, any acceleration rights.

                              (ii) Notwithstanding the introduction to this
          Section 18 to the contrary, both before and after an Event of Default, the Grantor agrees to immediately notify the Collateral Agent whenever any third party obtains or asserts any interest in any Collateral Lockbox Account, Mandatory Bank Account or Permitted Bank Account.

                              (iii) The Collateral Agent agrees to promptly notify the Grantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Collateral Agent shall not be liable to any Person for failure to give any such notice. The rights of the Collateral Agent under this Section 18(a) are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

                              (b) Rights and Remedies. The Collateral Agent
shall, in addition to other rights and remedies provided for herein or otherwise available to it, have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and may, upon direction of the Required Lenders, (i) exercise any and all rights and remedies of the Grantor in respect of the Collateral, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent,
(iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation and the Collateral Agent may exclude the Grantor, its agents, employees and servants therefrom, and having and holding the same may use, operate, manage and control the Collateral and conduct the business of the Grantor and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or any part thereof or interest therein, all without prior notice to the Grantor, except as specifically provided in Section 18(b)(iv) below with respect to a formal public or private sale (including, without limitation, the right: to convert raw materials inventory to work-in-process inventory; to convert work-in-process inventory to finished goods inventory; to order, procure and purchase all materials, goods and other items necessary in connection with any such conversions; to sell finished goods inventory in the ordinary course of the Grantor's business and otherwise; to complete any goods; to fill and ship in accordance with then existing purchase orders; to solicit orders; and to do all such things and acts as the Collateral Agent deems necessary or desirable in order to maximize the value of the Grantor's business or the Collateral) and upon every such entry, the Collateral Agent, at the expense of the Grantor, from time to time, either by purchase, repairs or construction, may maintain and restore Collateral, may complete the construction of improvements thereon and, in the course of such completion, may make such changes in the contemplated improvements and collateral as is deemed desirable and may insure the same; and likewise, from time to time, at the expense of the Grantor, the Collateral Agent may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable, and in every such case shall have the right to manage and operate the Collateral and to carry on the business thereof and exercise all rights and powers of the Grantor with respect thereto in the name or names of any of the Grantor or otherwise as is deemed appropriate, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior insurance and prior or other property charges upon the Collateral, the Grantor's business or any part thereof, as well as just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the moneys arising as aforesaid pursuant to the provisions of this Agreement (nothing contained herein shall be construed to impose upon the Collateral Agent any obligation to preserve or protect the Collateral or the Grantor's business following the occurrence of an Event of Default), and (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                              (c) Treatment of Payments. All payments received
by the Grantor in connection with any Collateral or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, and shall be segregated from other funds of the Grantor and shall be forthwith deposited into a Collateral Lockbox Account designated by the Collateral Agent from time to time in the same form as so received (with any necessary indorsement).

                              (d) Disposition of Payments. Any surplus of such
cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations and termination in writing by the Lenders of each of the Third Amended and Restated Credit Agreement and each of the Debt Documents shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 19 INDEMNITY AND EXPENSES.

                              (a) Indemnification. The Grantor agrees to
indemnify the Collateral Agent, the Co-Agents and each of the Lenders from and against any and all claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and liabilities of any kind or nature whatsoever arising out of, relating to or resulting from this Agreement (including, without limitation, enforcement of this Agreement and the establishment and maintenance from time to time of Collateral Lockbox Accounts at banks other than the Collateral Agent) or any action taken or omitted by any such indemnified person in connection herewith, except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

                              (b) Reimbursement of Expenses. The Grantor shall
reimburse the Collateral Agent on demand for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Collateral Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under this

Agreement, the Guaranty, the Third Amended and Restated Credit Agreement and the Debt Documents, regardless of whether any suit is filed, including, without limitation, all costs and expenses incurred in checking, retaking, holding, handling, preparing for sale and selling or otherwise disposing of any and all Collateral and the establishment and maintenance from time to time of Collateral Lockbox Accounts at banks other than the Collateral Agent's bank. The Grantor's reimbursement obligations hereunder shall be part of the Obligations, shall bear interest at the interest rate determined in accordance with Section 2.4(a) of the Third Amended and Restated Credit Agreement from the date incurred until paid in full, and shall be secured by the Collateral and enjoy the benefits of this Agreement, notwithstanding that such obligations may cause the principal balance of the unpaid Loans (as defined in the Third Amended and Restated Credit Agreement) and the Notes to exceed the face amount of the Notes. In the event the Grantor shall fail to pay all amounts reimbursable hereunder within ten (10) days after demand therefor, the same shall constitute an Event of Default, and, from and including the tenth (10th) day after demand for payment, the amount owing under this paragraph (b) shall bear interest at the interest rate determined in accordance with Section 2.4(c) of the Third Amended and Restated Credit Agreement. The Grantor's reimbursement obligations hereunder shall survive the repayment of the Obligations.

                  All obligations provided for in this Section 19 shall survive termination of this Agreement and the replacement of the Collateral Agent under
Section 16(k) or Section 16(l) hereof.

SECTION 20 SECURITY INTEREST ABSOLUTE.

         All rights of the Collateral Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

                               (a) any lack of validity or enforceability of any
of the terms of this Agreement or any of the Debt Documents or other agreements, writings, documents or instruments relating thereto;

                               (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the terms of this Agreement or any of the Debt Documents;

                               (c) any exchange, release or non-perfection of
any other collateral, or any release or amendment or waiver of or consent to any departure from any of the terms of this Agreement or any of the Debt Documents;

                               (d) any exchange, release or non-perfection of
any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for any or all of the Obligations; or

                               (e) any other circumstance that might otherwise
constitute a defense available to, or a discharge of, the Grantor, any guarantor of the Obligations or any third party grantor of a security interest.

SECTION 21 REGISTRATION RIGHTS.

         If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to Section 18 hereof, the Grantor agrees that, upon request of the Collateral Agent, the Grantor will, at its own expense:

                  (a) execute and deliver, and cause each issuer of the Pledged Shares contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Collateral Agent;

                  (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earning statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and each Lender by reason of the failure by the Grantor to perform any of the covenants contained in this
Section 21 and, consequently, agree that, if the Grantor shall fail to perform any of such covenants, the Grantor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security

Collateral on the date the Collateral Agent shall demand compliance with this
Section 21 in addition to any other amounts otherwise payable to the Collateral Agent pursuant to the terms of this Agreement.

SECTION 22 AMENDMENTS; ETC.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent upon the direction of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23 NOTICES.

         Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication (a "Notice") shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party a Notice with respect to this Agreement, each such Notice shall be in writing and shall be delivered in person with receipt acknowledged, sent by nationwide commercial courier service (such as Federal Express), or telecopied (with a copy also mailed by registered or certified mail), or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to the Grantor, to it at:

                                    LDI Computer Rentals, Inc.
                                    4770 Hinckley Industrial Parkway
                                    Cleveland, Ohio  44109
                                    Telecopier: (216) 485-4811
                                    Attention:  Chief Executive Officer

                                    with a copy to:

                                    LDI Corporation
                                    4770 Hinckley Industrial Parkway
                                    Cleveland, Ohio  44109
                                    Telecopier: (216) 485-4811
                                    Attention:  Legal Department

                  (b)      If to the Collateral Agent, to it at:

                                    Society National Bank
                                    127 Public Square
                                    Cleveland, Ohio  44114
                                    Telecopier:  (216) 689-7991
                                    Attention:  Loan Administration
                                    with respect to all Notices other than the revised Schedule IX referred to in Section 9(e) above and the update of Schedule VIII referred to in Section 10(d) above, with a copy to:

                                    Calfee, Halter & Griswold
                                    1400 McDonald Investment Center
                                    800 Superior Avenue
                                    Cleveland, Ohio  44114-2688
                                    Telecopier:  (216) 241-0816
                                    Attention:  Thomas A. Cicarella, Esq.

                  (c) If to the Lenders, to them at their respective addresses in accordance with Section 10.2 of the Third Amended and Restated Credit Agreement.

or at such other address as may substituted by Notice given as herein provided. The giving of any Notice required hereunder may be waived in writing by the party entitled to receive such Notice. Every Notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or upon receipt by the party to whom the Notice is addressed, if sent by telecopy transmission, or three (3) business days after the same shall have been deposited in the United States mail, or the first business day after timely delivery to the courier service, if sent by nationwide commercial courier service. Failure or delay in delivering copies of any Notice to the persons designated above to receive copies thereof shall in no way adversely affect the effectiveness of such Notice.

SECTION 24 CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

         This Agreement has created and continues to create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations and termination of the Guaranty, the Third Amended and Restated Credit Agreement and all of the Debt Documents as evidenced by written statements of the Lenders, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent for the benefit of the Co-Agents, the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by the Third Amended and Restated Credit Agreement any Lender may assign or otherwise transfer any note or other instrument held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full of the Obligations and termination of the Guaranty, the Third Amended and Restated Credit Agreement and each of the Debt Documents as evidenced by written statements of the Lenders, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 25 GOVERNING LAW; TERMS; WAIVER OF DEFAULTS.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Ohio without regard to principles of conflict of law. This Agreement is submitted to the Grantor in Cleveland, Ohio, and shall be deemed to have been delivered thereat. Unless otherwise defined herein, terms used in
Article 9 of the Uniform Commercial Code as in effect in the State of Ohio are used herein as therein defined.

SECTION 26 REINSTATEMENT.

         This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 27 INTERPRETATION.

                           (a) Incorporation of Recitals. The preamble and each
of the Recitals hereto shall be considered as part of this Agreement and, accordingly, each is hereby incorporated herein.

                           (b) Headings; Language. The section and paragraph
headings contained in this Agreement are solely for the purpose of reference and shall not affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their common intent and no rule of strict construction shall be applied against any of the parties.

                           (c) Severability. Any provision of this Agreement
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (d) No Waiver; Cumulative Remedies. Neither the
Collateral Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                           (e) Conflicts or Inconsistency. A conflict or
inconsistency, if any, between the terms and provisions of this Agreement and the terms and provisions of the Third Amended and Restated Credit Agreement shall be controlled by the terms and provisions of the Third Amended and Restated Credit Agreement to the extent of such conflict or inconsistency; provided, however, that in the event of any conflict or inconsistency between the terms and provisions of this Agreement, the Third Amended and Restated Credit Agreement and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control to the extent of such conflict or inconsistency.

                           (f) Execution in Counterparts; Amendment and
Restatement. This Agreement may be executed by the parties hereto in several counterparts, each of which, when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

SECTION 28 WAIVER OF JURY TRIAL.

         THE COLLATERAL AGENT, EACH OF THE CO-AGENTS, EACH OF THE LENDERS AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DEBT DOCUMENT OR ANY COURSES OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, EACH OF THE CO-AGENTS, THE LENDERS OR THE GRANTOR. THE GRANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE GRANTOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GRANTOR AT THE ADDRESSES PROVIDED IN SECTION 23 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID. THE GRANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS THE GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS RELATING TO THIS AGREEMENT OR ANY OF THE DEBT DOCUMENTS WITHIN THE STATE OF OHIO. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH DEBT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, EACH OF THE CO-AGENTS AND EACH OF THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH DEBT DOCUMENT.

SECTION 29 RELEASE.

         The Grantor does hereby release and discharge the Collateral Agent, the Co-Agents and each of them, the Lenders and each of them, and each of their respective shareholders, agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on its behalf ("Release Parties") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of actions whatsoever, that the Grantor has, had or will have, or claims to have, against any of the Release Parties as of the date the Grantor executes this Agreement and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, direct or indirect, touching, concerning, arising out of or founded upon this Agreement, the Guaranty or any Debt Document.

                           [Signature pages to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                                     LDI COMPUTER RENTALS, INC.,
                                                     Grantor

                                                     By:________________________

                                                     Title:_____________________

                                                     SOCIETY NATIONAL BANK, as
                                                     Collateral Agent

                                                     By:________________________

                                                     Title:_____________________

STATE OF OHIO              )
                           ) ss:
COUNTY OF _________________)

                  The foregoing instrument was acknowledged before me this _____ day of _____________, 1995, by __________________, _________ of LDI Computer
Rentals, Inc., an Ohio corporation, on behalf of the corporation.

                                             _________________________________
                                             Notary Public

STATE OF OHIO              )
                           ) ss:
COUNTY OF CUYAHOGA         )

                  The foregoing instrument was acknowledged before me this _____ day of _____________, 1995, by __________________, _________ of Society National
Bank, a national banking association, on behalf of the corporation.

                                             ________________________________
                                             Notary Public

                                   SCHEDULE I

                             MANDATORY BANK ACCOUNTS

                                   SCHEDULE II

                             PERMITTED BANK ACCOUNTS

                                  SCHEDULE III

                         SPECIAL PERMITTED BANK ACCOUNTS

                                   SCHEDULE IV

                              INTELLECTUAL PROPERTY

                                SCHEDULE V

                       PLEDGED SHARES/PLEDGED DEBT

                                  SCHEDULE VI

                                 BANK ACCOUNTS

 Name and Address     Mailing Address                             Type of
     of Bank            of Account        Account Number          Account
-----------------     ---------------     --------------          -------

                                  SCHEDULE VII

                               GRANTOR'S LOCATIONS

                                  SCHEDULE VIII

                             LOCATION OF COLLATERAL

         All of the Collateral is located at the locations identified on Schedules VII & IX attached hereto and incorporated hereby.

Location of Equipment:
















Location of Inventory:

                                   SCHEDULE IX

                                     LEASES

                                    EXHIBIT I

                    FORM OF COLLATERAL LOCKBOX ACCOUNT LETTER

                                                               ___________, 1995

Terry A. Graffis, Vice President
Society National Bank
as Collateral Agent
127 Public Square
5th Floor
Cleveland, Ohio  44115

Gentlemen:

                  (a) The undersigned, ____________________________ ("Bank"), recognizes that Society National Bank is the collateral agent (the "Collateral Agent") under that certain Security Agreement, dated as of July ___, 1995, as the same may be amended, modified, supplemented or restated (the "Security Agreement"), by and between, LDI Computer Rentals, Inc., an Ohio corporation (the "Grantor"), and the Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

                  (b) Grantor has requested that, as an accommodation to Grantor, certain of the Collateral Lockbox Accounts be established and maintained at Bank. The Collateral Agent and Bank are willing to grant such request provided that the Grantor, Bank and Collateral Agent agree to the terms set forth herein and execute this Agreement. The Collateral Agent hereby appoints Bank as Collateral Agent's agent and pledgee-in-possession for the Account (as defined in paragraph (c) below) and all funds, monies, accounts, cash and other items from time to time deposited in such Account and Bank by its execution and delivery of this Collateral Lockbox Account Letter accepts such appointment.

                  (c) Bank hereby confirms and acknowledges to the Collateral Agent that (i) the Collateral Lockbox Account bearing account number __________ ____________ (the "Account") has been established at Bank, (ii) the Account is in the name of the Collateral Agent and the Collateral Agent has the exclusive dominion and control over the Account and all funds and monies from time to time therein, (iii) to the best of Bank's knowledge, no party other than the Collateral Agent claims a Lien on the Account, and (iv) Bank has marked its books and records to indicate the Collateral Agent's exclusive dominion and control over the Account and all funds and monies from time to time therein, and
(v) the Account is a "Collateral Lockbox Account" as defined in the Security Agreement.

                  (d) Bank hereby confirms and acknowledges that Bank has no rights with respect to the Account and Bank agrees not to take any action with respect to the Account except as specifically directed in writing by the Collateral Agent.

                  (e) Bank further agrees that it will not exercise or claim any right of offset against the Account and hereby waives and assigns to the Collateral Agent any and all liens, claims, demand or rights of setoff or offset of any kind whatsoever which Bank may now or hereafter have in any of the monies and/or funds deposited in the Account.

                  (f) The Collateral Agent shall at all times have full and irrevocable right, power and authority, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable under the Account and, at the Collateral Agent's discretion, to take any other action, including the transfer of the Account to any institution designated by the Collateral Agent.

                  (g) In accordance with Section 3.6 of the Intercreditor Agreement, Bank hereby acknowledges that it shall be liable to any person for losses or damages incurred by any person as a result of its' or its' agents', nominees' or attorneys'-in-fact gross negligence or willful misconduct with respect to this Agreement or with respect to the Account as and to the extent the Collateral Agent would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such gross negligence or willful misconduct had been actions or omissions of the Collateral Agent.

                  (h) The Grantor hereby agrees to indemnify and hold harmless each of Bank and the Collateral Agent from and against any and all claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and liabilities of any kind or nature whatsoever not resulting from the Bank's or the Collateral Agent's gross negligence or willful misconduct and agrees to reimburse each of Bank and the Collateral Agent for any costs, fees and expenses (including, without limitation, reasonable fees and expenses of in-house or outside counsel) against any and all such claims or liability arising out of or in any way relating to the establishment and/or maintenance of the Account at Bank.

                  (i) The Collateral Agent agrees to pay Bank's fees, costs and expenses in connection with the establishment and maintenance of the Account.

                  (j) Notwithstanding any other provision in this Agreement, Bank shall not be required to take any action with respect to the Account (including the transfer of funds) to the extent such action is then prohibited by statute, regulation or legal process binding on Bank.

                  (k) This Agreement may not be amended or modified or supplemented without the prior written consent of all parties.

                                           [BANK]

                                           By:__________________________________
                                           Its:_________________________________

                                           LDI COMPUTER RENTALS, INC.

                                           By:__________________________________
                                           Its:_________________________________

                                           LDI CORPORATION

                                           By:__________________________________
                                           Its:_________________________________

The foregoing is hereby accepted
and agreed to:


SOCIETY NATIONAL BANK,
in its capacity as Collateral Agent

By:______________________________________
Its:_____________________________________

                                   EXHIBIT II

                             FORM OF SWEEP AGREEMENT

                                                             ___________, 1995

[Bank Name]
___________________________________
___________________________________
Attn:  ____________________________

         Re: LDI Computer Rentals, Inc., an Ohio corporation,
             (the "Guarantor")
             ________________________________________________

Gentlemen:

        Reference is made to the following agreements: (a) that certain Third Amended and Restated Credit Agreement dated as of July ___, 1995 by and among Society National Bank, National City Bank and Society National Bank as Co-Agents (the "Co-Agents"), LDI Corporation (the "Borrower") and the other commercial lending institutions which are signatories thereof (the "Lenders") (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); (b) that certain Guaranty of Payment of Debt, dated as of July ___, 1995, by the Guarantor in favor of the Lenders (the "Guaranty"), and
(c) that certain Security Agreement dated as of July ___, 1995 by and between the Guarantor and the Collateral Agent (as the same may be amended, modified or supplemented from time to time, the "Security Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Security Agreement.

         SECTION 1 The Collateral Agent has been advised that the Guarantor maintains the following deposit accounts with [Bank Name] at [Bank Address] ("[Bank Name]"):

                  [Insert account numbers and types]

(collectively, all accounts and deposit accounts maintained at [Bank Name], whether now existing or hereafter established, are hereinafter referred to as the "[Bank Name] Accounts").

         SECTION 2 As provided in the Security Agreement and to secure the Guarantor's repayment and performance of the Obligations (as defined in the Security Agreement), the Guarantor has granted to the Collateral Agent a continuing security interest in and Lien upon, among other things, all of the Guarantor's right, title and interest in, to and under certain accounts and deposit accounts, including but not limited to the [Bank Name] Accounts, all cash, funds, monies and amounts required to be deposited in or deposited in, from time to time, the [Bank Name] Accounts, all interest, dividends, cash, instruments or other property from time to time received, receivable or otherwise earned (whether or not paid), distributed in respect of or in exchange for one or all of the foregoing and all certificates and instruments, if any, from time to time representing the [Bank Name] Accounts and such cash, funds, monies, amounts, interest, dividends or other property (collectively, the "Accounts").

         SECTION 3 This letter constitutes irrevocable notice to [Bank Name], [in accordance with Section __ of the Uniform Commercial Code] of the Collateral Agent's first priority security interest in and Lien upon all of the Guarantor's right, title and interest in, to and under the Accounts. [Bank Name], by its execution of this letter, acknowledges receipt of this letter and notice.

         SECTION 4 In order to induce the Collateral Agent to approve [Bank Name] as the depository of the [Bank Name] Accounts, [Bank Name], by its execution of this letter in the space provided below, agrees:

                  (a) that it waives any security interest, lien (banker's or otherwise) and/or right of setoff against any of the Accounts, other than the right to setoff fees, insufficient items and charge-backs, and as contained in paragraph 8 of this letter;

                  (b) to continue to honor checks and other instruments for withdrawals from the Accounts issued by the Guarantor, consistent with [Bank Name] normal banking practices, until such time as [Bank Name] receives written notice from the Collateral Agent at the written direction of the Required Lenders, to [Bank Name] at its office located at [Bank Address], stating that an Event of Default under the Credit Agreement or the Guaranty has occurred and notifying [Bank Name] to cease permitting the Guarantor to make withdrawals from any of the Accounts (a copy of which shall be sent by the Collateral Agent to the Guarantor); thereafter, the Collateral Agent at the written direction of the Required Lenders may request and [Bank Name] shall comply with such request, that [Bank Name] by wire transfer of immediately available funds shall transfer to a Collateral Lockbox Account at such financial institution as the Collateral Agent shall designate in writing, any and all of the Guarantor's cash, funds, monies, items and amounts in the [Bank Name] Accounts or otherwise in [Bank Name]'s possession and included in Accounts;

                  (c) that upon receipt of such notice, [Bank Name] shall honor only such instructions for withdrawals as are given by the Collateral Agent, notwithstanding any inconsistent or conflicting instructions given to [Bank Name] by the

         Guarantor, and that such notice and instructions can only be revoked by the Collateral Agent, but not by the Guarantor; and

                  (d) that, prior to [Bank Name]'s receipt of the notice referred to in paragraph 5(b) above, from time to time upon the request of the Guarantor or the Collateral Agent at the written direction of the Required Lenders to [Bank Name], [Bank Name] shall by wire transfer of immediately available funds, transfer to a Collateral Lockbox Account at such financial institution as the Collateral Agent shall designate in writing (which account numbers and other material information shall be as specified at the end of this letter) all cash, funds, monies, items and amounts in the [Bank Name] Accounts or otherwise in [Bank Name]'s possession and included in Accounts, in excess of [$_____________] in the aggregate.

         SECTION 5 [Bank Name] represents and warrants to the Collateral Agent as follows:

                            (a) that the only accounts the Guarantor maintains at [Bank Name] are the [Bank Name] Accounts, and that the account numbers are as specified above;

                            (b) that the [Bank Name] Accounts are held in the name of the Guarantor only;

                            (c) that each of the [Bank Name] Accounts is a deposit account;

                            (d) that [Bank Name] has not received notice of any other lien or security interest in any of the Accounts; and

                            (e) that the [Bank Name] Accounts are federally insured accounts and such FDIC insurance covers up to $100,000 in the aggregate, and the [Bank Name] Accounts have no penalty for immediate withdrawal.

         SECTION 6 Neither the Collateral Agent, either Co-Agent nor any Lender shall be responsible for any charges incurred in connection with any of the Accounts. All charges incurred in connection with the Accounts will be payable by the Guarantor. Notwithstanding the foregoing, after the Collateral Agent provides [Bank Name] with the notice referred to in paragraph 5(b) above, the Collateral Agent shall reimburse [Bank Name] for [Bank Name]'s reasonable expenses incurred in complying with the Collateral Agent's requests thereafter made under and pursuant to this letter to the extent that the Accounts are insufficient to reimburse such expenses and provided that the Collateral Agent's prior written consent is obtained by [Bank Name] prior to [Bank Name] incurring any material expenses it expects to be reimbursed by the Collateral Agent hereunder.

         SECTION 7 The Guarantor agrees to save and hold harmless, to defend and to indemnify, [Bank Name] against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including reasonable legal fees of [Bank Name]'s in-house or outside counsel, of every nature and character as may arise or be made against [Bank Name] in respect of [Bank Name] acting in accordance with this letter, or which it may in any way incur in defending or prosecuting, settling or discontinuing any such proceedings, actions, claims, damages, expenses or outlays, arising out of any act or omission of the Guarantor. The Guarantor and the Collateral Agent agree that [Bank Name] may setoff against the Accounts reasonable expenses [Bank Name] incurs in complying with and acting in accordance with the provisions of this letter, upon providing in writing a description of such expenses to the Guarantor and the Collateral Agent.

         SECTION 8 The Guarantor hereby releases [Bank Name] from any liabilities, claims, damages, losses and outlays to the Guarantor, of every nature and character as may arise or be made against [Bank Name] by or on behalf of the Guarantor, directly or indirectly, related to actions taken by [Bank Name] at the direction of the Collateral Agent and pursuant to the terms of this letter, except for [Bank Name]'s gross negligence or willful misconduct, determined in such case by a non-appealable judicial order.

         SECTION 9 Notwithstanding any other provision in this Agreement [Bank Name] shall not be required to take any action with respect to the [Bank Name] Accounts (including the transfer of funds) to the extent such action is then prohibited by statute, regulation or legal process binding on [Bank Name].

                  SECTION 10 The agreements contained in this letter will become effective immediately upon its execution by all of the parties and may not be amended without the express written consent of all parties.

                                              SOCIETY NATIONAL BANK,
                                              as Collateral Agent

                                              By:_______________________________
                                              __________________________________
                                              [Printed Name and Title]

                                              Society National Bank, Cleveland,
                                              Ohio, as Collateral Agent
                                              ABA #:  __________________
                                              Name of Account: LDI Corporation
                                              The Borrower's Account No is:
                                              ______________________



                                              LDI Computer Rentals, Inc., a
                                              ______________ corporation

                                              By:_______________________________

                                              [Printed Name and Title]

                                              Accepted and Agreed to as of
                                              [DATE]

                                              [Bank Name]

                                              By:_______________________________

                                              [Printed Name and Title]